Exhibit 99.1

GMS REPORTS RECORD THIRD QUARTER SALES

- Net Sales Increased 33.8% to $562.5 Million -

- Net Income Improved by $10.4 million to $8.2 Million -

- Adjusted EBITDA Grew 58.4% to $40.7 Million -

Tucker, Georgia, March 9, 2017. GMS Inc. (NYSE:GMS), a leading North American distributor of wallboard and suspended ceilings systems, today reported financial results for the third quarter of fiscal 2017 ended January 31, 2017.

Third Quarter Fiscal 2017 Highlights Compared to Third Quarter Fiscal 2016

•                  Net sales increased 33.8% to $562.5 million; base business net sales increased 15.5%

•                  Wallboard unit volume grew 30.5% to 842 million square feet

•                  Net income increased to $8.2 million, or $0.20 per share, compared to a net loss of $(2.2) million, or $(0.07) per share

•      Adjusted EBITDA margin improved 110 basis points to 7.2% as a percentage of net sales

•      Net debt to Adjusted EBITDA declined from 4.5x to 3.1x

•                  Entered Indiana market through acquisition of Interior Products Supply

Mike Callahan, President and CEO of GMS, stated, “Our multi-faceted growth strategy drove improvement across all metrics during the third quarter. Stronger residential and commercial activity, coupled with accretive share gains allowed us to generate double-digit organic revenue growth in each product group. Acquisitions further augmented this operating momentum, including our recent expansion into Indiana. On higher net sales, our national scale advantages and efficiently managed costs drove stronger gross margin and modest SG&A leverage, resulting in nearly 60% growth in Adjusted EBITDA. In addition to this progress, during the third quarter we further improved our leverage metrics and expanded our capital base on more favorable terms.  Into the fourth quarter of fiscal 2017, we expect to expand our industry leading positions at attractive margins and continue to pursue accretive acquisitions.”

Third Quarter Fiscal 2017 Results

Net sales for the third quarter of fiscal 2017 ended January 31, 2017 were $562.5 million, compared to $420.5 million for the third quarter of fiscal 2016 ended January 31, 2016.

•                  Wallboard sales of $255.0 million increased 29.5%, compared to the third quarter of fiscal 2016. Wallboard unit volume grew 30.5% million to 842 million square feet, driven by greater end market demand, market share gains, and the positive contribution from acquisitions.

•                  Ceilings sales of $81.8 million rose 25.1%, compared to the third quarter of fiscal 2016, mainly due to increased commercial activity, price gains and the positive impact from acquisitions.

•                  Steel framing sales of $93.5 million grew 41.8%, compared to the third quarter of fiscal 2016, due to increased commercial activity and price gains, along with the benefit from acquisitions.

•                  Other product sales of $132.3 million were up 43.4%, compared to the third quarter of fiscal 2016, as a result of strong demand pull through, pricing improvements, additional retail showrooms, and targeted acquisitions.

Gross profit of $185.7 million grew 38.4%, compared to $134.2 million in the third quarter of fiscal 2016. Gross margin of 33.0% expanded by 110 basis points, compared to 31.9% in the third quarter of fiscal 2016 mainly attributable to pricing discipline, improved purchasing opportunities and product mix.

Net income of $8.2 million, or $0.20 per share, increased $10.4 million, compared to a net loss of $(2.2) million, or $(0.07) per share, in the third quarter of fiscal 2016. Adjusted net income of $13.1 million, or $0.32 per diluted share, grew $7.1 million, compared to $6.0 million, or $0.18 per diluted share, in the third quarter of fiscal 2016.

Adjusted EBITDA of $40.7 million rose 58.4%, compared to $25.7 million in the third quarter of fiscal 2016.  Adjusted EBITDA margin was 7.2% as a percentage of net sales for the third quarter of fiscal 2017, compared to 6.1% in the third quarter of fiscal 2016, largely reflecting increased profitability on higher net sales.

Capital Resources

In November 2016, the Company amended its existing ABL Credit Agreement.  As a result of the amendment, the ABL Facility has, among other things, expanded to $345 million from $300 million, lowered the applicable rate per annum by 0.25%, reduced the unused line fees and extended the term until November 2021.

At January 31, 2017, GMS had cash and cash equivalents of $10.6 million and total debt of $612.3 million, as compared to cash and cash equivalents of $19.1 million and total debt of $644.6 million at April, 30, 2016.

Acquisition Activity

In December 2016, the Company acquired Interior Products Supply, or IPS. IPS distributes wallboard and related building materials from a single location in Fort Wayne, Indiana.

Subsequent to January 31, 2017, the Company acquired the Hawaiian distribution assets of Grabber Construction Products, Inc., or Grabber, a highly regarded supplier of fasteners and drywall related products based in Honolulu, Hawaii.

The Company’s eight acquisitions completed during fiscal 2017 to date, including Grabber, generated an aggregate of approximately $215.9 million in net sales for the twelve month period prior to the date of acquisition, and the earnings of the entities would have contributed approximately $24.3 million to Adjusted EBITDA for that period, including operating synergies.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the third quarter ended January 31, 2017 at 10:00 a.m. Eastern Time on March 9, 2017. Investors who wish to participate in the call should dial 888-259-8389 (domestic) or 913-312-0942 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the Company’s third quarter results available on that page of the website as well.  Replays of the call will be available through April 9, 2017 and can be accessed at 877-407-0791 (domestic) or 201-689-8563 (international) and entering the pass code 1542895.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 200 distribution centers across the United States. GMS’s extensive product offering of wallboard, suspended ceilings systems and complementary interior construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income and Adjusted EBITDA. The Company’s presentation of Adjusted net income and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including the potential for growth in the commercial, residential and repair and remodeling, or R&R, markets, statements about its expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and base business growth and statements regarding potential acquisitions and future greenfield locations contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in its other periodic reports filed with the SEC.  In addition, the statements in this release are made as of March 9, 2017. The Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to March 9, 2017.

GMS Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

Three and Nine Months Ended January 31, 2017 and 2016

(in thousands of dollars, except for share and per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
Net sales	$562,523	$420,482	$1,704,169	$1,331,000
Cost of sales (exclusive of depreciation and amortization shown separately below)	376,796	286,322	1,146,633	912,039
Gross profit	185,727	134,160	557,536	418,961
Operating expenses:
Selling, general and administrative	147,260	112,242	432,116	336,804
Depreciation and amortization	18,316	16,009	51,479	47,336
Total operating expenses	165,576	128,251	483,595	384,140
Operating income	20,151	5,909	73,941	34,821
Other (expense) income:
Interest expense	(7,431)	(9,473)	(22,162)	(27,990)
Write-off of debt discount and deferred financing fees	(211)	—	(7,103)	—
Other income, net	1,081	533	2,170	1,452
Total other (expense), net	(6,561)	(8,940)	(27,095)	(26,538)
Income (loss) before taxes	13,590	(3,031)	46,846	8,283
Provision for (benefit from) income taxes	5,363	(819)	12,232	4,659
Net income (loss)	$8,227	$(2,212)	$34,614	$3,624
Weighted average shares outstanding:
Basic	40,942,905	32,890,930	40,035,450	32,768,418
Diluted	41,577,675	32,890,930	40,670,220	32,987,170
Net income (loss) per share:
Basic	$0.20	$(0.07)	$0.86	$0.11
Diluted	$0.20	$(0.07)	$0.85	$0.11
Comprehensive income (loss):
Net income (loss)	$8,227	$(2,212)	$34,614	$3,624
Increase (decrease) in fair value of financial instrument, net of tax	226	(384)	238	(1,089)
Comprehensive income (loss)	$8,453	$(2,596)	$34,852	$2,535

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

January 31, 2017 and April 30, 2016

(in thousands of dollars, except share and per share data)

	January 31,	April 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$10,602	$19,072
Trade accounts and notes receivable, net of allowances of $9,963 and $8,607, respectively	310,093	270,257
Inventories, net	205,007	165,766
Prepaid expenses and other current assets	17,826	16,548
Total current assets	543,528	471,643
Property and equipment, net of accumulated depreciation of $68,215 and $54,377, respectively	154,553	153,260
Goodwill	425,933	386,306
Intangible assets, net	262,533	221,790
Other assets	8,180	7,815
Total assets	$1,394,727	$1,240,814
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$106,779	$91,500
Accrued compensation and employee benefits	50,229	51,680
Other accrued expenses and current liabilities	37,345	41,814
Current portion of long-term debt	11,235	8,667
Revolving credit facility	—	26,914
Total current liabilities	205,588	220,575
Non-current liabilities:
Long-term debt, less current portion	601,044	609,029
Deferred income taxes, net	32,327	41,203
Other liabilities	34,252	33,600
Liabilities to noncontrolling interest holders, less current portion	22,232	25,247
Total liabilities	895,443	929,654
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share, authorized 500,000,000 shares; 40,942,905 and 32,892,905 shares issued at January 31, 2017 and April 30, 2016, respectively	409	329
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; 0 shares issued at January 31, 2017 and April 30, 2016, respectively	—	—
Additional paid-in capital	487,436	334,244
Retained earnings (accumulated deficit)	12,349	(22,265)
Accumulated other comprehensive loss	(910)	(1,148)
Total stockholders’ equity	499,284	311,160
Total liabilities and stockholders’ equity	$1,394,727	$1,240,814

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine Months Ended January 31, 2017 and 2016

(in thousands of dollars)

	Nine Months Ended
	January 31,
	2017	2016
Cash flows from operating activities:
Net income	$34,614	$3,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	19,395	20,207
Accretion and amortization of debt discount and deferred financing fees	9,142	2,560
Amortization of intangible assets	32,084	27,129
Provision for losses on accounts and notes receivable	(434)	3
Provision for obsolescence of inventory	427	83
Decrease in fair value of contingent consideration	(388)	—
Equity-based compensation	1,669	3,742
Net (gain) loss on sale or impairment of assets	(242)	76
Trade accounts and notes receivable	(3,179)	1,874
Inventories	(25,708)	(271)
Accounts payable	318	(14,132)
Deferred income tax benefit	(14,773)	(6,657)
Prepaid expenses and other assets	(1,425)	(4,123)
Accrued compensation and employee benefits	(3,057)	(11,929)
Other accrued expenses and liabilities	(321)	5,419
Liabilities to noncontrolling interest holders	908	1,189
Income tax receivable / payable	(12,690)	(10,892)
Cash provided by operating activities	36,340	17,902
Cash flows from investing activities:
Purchases of property and equipment	(6,900)	(3,995)
Proceeds from sale of assets	3,245	6,763
Acquisition of businesses, net of cash acquired and amounts received from working capital settlements	(141,650)	(83,711)
Cash used in investing activities	(145,305)	(80,943)
Cash flows from financing activities:
Repayments on the revolving credit facility	(817,598)	(444,706)
Borrowings from the revolving credit facility	836,507	512,847
Payments of principal on long-term debt	(3,381)	(2,956)
Principal repayments of capital lease obligations	(3,819)	(3,182)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	156,941	—
Repayment of term loan	(160,000)	—
Proceeds from term loan amendment	481,225	—
Repayments on term loan amendment	(381,225)	—
Debt issuance costs on revolving credit facility amendment	(1,342)	—
Debt issuance costs on term loan amendment	(2,487)	—
Stock repurchases	—	(5,827)
Exercise of stock options	—	6,519
Payments of contingent consideration	(4,326)	(4,555)
Cash provided by financing activities	100,495	58,140
Decrease in cash and cash equivalents	(8,470)	(4,901)
Balance, beginning of period	19,072	12,284
Balance, end of period	$10,602	$7,383
Supplemental cash flow disclosures:
Cash paid for income taxes	$39,831	$22,250
Cash paid for interest	20,038	24,869
Supplemental schedule of noncash activities:
Assets acquired under capital lease	$6,667	$4,140
Change in fair value of derivative instrument	4	1,696
Issuance of installment notes associated with equity-based compensation liability awards	5,353	1,157
Increase (decrease) in insurance claims payable and insurance recoverable	856	(26,350)

GMS Inc.

Net Sales by Product Group (Unaudited)

Three and Nine Months Ended January 31, 2017 and 2016

	Three Months Ended				Nine Months Ended
	January 31,	% of	January 31,	% of	January 31,	% of	January 31,	% of
	2017	Total	2016	Total	2017	Total	2016	Total
	(dollars in thousands)				(dollars in thousands)
Wallboard	$254,979	45.3%	$196,946	46.8%	$776,250	45.6%	$622,123	46.7%
Ceilings	81,768	14.6%	65,370	15.6%	253,518	14.8%	218,951	16.5%
Steel framing	93,514	16.6%	65,932	15.7%	273,931	16.1%	203,571	15.3%
Other products	132,262	23.5%	92,234	21.9%	400,470	23.5%	286,355	21.5%
Total net sales	$562,523		$420,482		$1,704,169		$1,331,000

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

Three and Nine Months Ended January 31, 2017 and 2016

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
	(dollars in thousands)		(dollars in thousands)

Net income (loss)	$8,227	$(2,212)	$34,614	$3,624
Interest expense	7,431	9,473	22,162	27,990
Write-off of debt discount and deferred financing fees	211	—	7,103	—
Interest income	(23)	(247)	(101)	(685)
Income tax expense (benefit)	5,363	(819)	12,232	4,659
Depreciation expense	6,465	6,469	19,395	20,207
Amortization expense	11,851	9,540	32,084	27,129
EBITDA	$39,525	$22,204	$127,489	$82,924
Stock appreciation rights expense(a)	$(498)	$337	$(734)	$1,623
Redeemable noncontrolling interests(b)	256	167	3,079	1,172
Equity-based compensation(c)	622	728	1,981	2,089
Severance and other permitted costs(d)	57	52	315	1,433
Transaction costs (acquisitions and other)(e)	566	1,057	3,047	2,812
(Gain) loss on disposal of assets	(114)	(205)	(244)	75
Management fee to related party(f)	—	562	188	1,687
Effects of fair value adjustments to inventory(g)	155	786	776	786
Interest rate cap mark-to-market(h)	109	—	241	—
EBITDA add-backs	1,153	3,484	8,649	11,677
Adjusted EBITDA	$40,678	$25,688	$136,138	$94,601
Adjusted EBITDA margin	7.2%	6.1%	8.0%	7.1%

(a)         Represents non-cash compensation expense related to stock appreciation rights agreements

(b)         Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

(c)          Represents non-cash equity-based compensation expense related to the issuance of stock options

(d)         Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

(e)          Represents one-time costs related to the IPO and acquisitions paid to third party advisors

(f)           Represents management fees paid to AEA, which were discontinued after the IPO

(g)          Represents non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

(h)         Represents mark-to-market adjustments for certain financial instruments

GMS Inc.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

Three and Nine Months Ended January 31, 2017 and 2016

(dollars in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
Income (loss) before taxes	$13,590	$(3,031)	$46,846	$8,283
EBITDA add-backs	1,153	3,484	8,649	11,677
Write-off of debt discount and deferred financing fees	211	—	7,103	—
Purchase accounting depreciation & amortization (1)	7,615	9,932	23,264	31,607
Adjusted pre-tax income	22,569	10,385	85,862	51,567
Adjusted income tax expense	9,456	4,351	35,976	21,607
Adjusted net income	$13,133	$6,034	$49,886	$29,960
Effective tax rate (2)	41.9%	41.9%	41.9%	41.9%

Weighted average shares outstanding:
Basic	40,942,905	32,890,930	40,035,450	32,768,418
Diluted	41,577,675	32,890,930	40,670,220	32,987,170
Adjusted net income per share:
Basic	$0.32	$0.18	$1.25	$0.91
Diluted	$0.32	$0.18	$1.23	$0.91

(1)         Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company. Full year projected amounts are $29.6 million and $21.8 million for FY17 and FY18, respectively.

(2)         Normalized effective tax rate excluding the impact of purchase accounting and certain other deferred tax amounts.

Contact Information:

Investor Relations:

ir@gms.com

678-353-2883

Media Relations:

marketing@gms.com

770-723-3378